Exhibit 99.1

Clene Announces Closing of

$5 Million Debt Facility from the State of Maryland

Funding Demonstrates Importance of Working with Private Sector to Improve Lives of Marylanders, says Governor Hogan

SALT LAKE CITY, Dec. 12, 2022 (GLOBE NEWSWIRE) -- Clene Inc. (Nasdaq: CLNN) (along with its subsidiaries “Clene”) and its wholly owned subsidiary Clene Nanomedicine Inc., a clinical-stage biopharmaceutical company focused on revolutionizing the treatment of neurodegenerative disease, today announced the closing of a $5 million debt facility (the “Loan”) with the Maryland Department of Housing and Community Development (“DHCD”).

The State Small Business Credit Initiative (“SSBCI”) program within DHCD sourced the funds for the Loan from the U.S. Department of Treasury. All conditions related to the Loan were satisfied by Clene. The Loan bears interest at a rate of 6% per annum and has a maturity date 60 months from the first day of the second full month following the date the Loan closes.

Mark Mortenson, Founder and Chief Science Officer of Clene, commented, “We are immensely appreciative of the financial support from the State of Maryland and DHCD. This Loan is a good example of an effective public-private partnership that supports continued investment in activities that create high-value pharmaceutical manufacturing jobs, specifically producing nanotherapeutics at Clene that have the potential to improve the lives of people living with neurodegenerative diseases.”

Maryland Governor Larry Hogan said, "Providing funds for Clene Nanomedicine to expand demonstrates the importance of working with the private sector to improve the lives of Marylanders. I congratulate Clene Nanomedicine and look forward to the creation of pharmaceutical manufacturing jobs thanks to the SSBCI programs.”

Rob Etherington, CEO and President of Clene, added, “These funds will be important in Clene’s efforts to advance its lead asset CMN-Au8, targeting neurodegenerative diseases with our initial focus on ALS. We are excited to have Maryland as the epicenter for our research, development, and production activities.”

About Clene

Clene is a clinical-stage biopharmaceutical company focused on revolutionizing the treatment of neurodegenerative disease by targeting energetic failure, an underlying cause of many neurological diseases. The company is based in Salt Lake City, Utah, with R&D and manufacturing operations in Maryland. For more information, please visit www.clene.com or follow us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the “safe harbor” provisions created by those laws. Clene’s forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding our future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements represent our views as of the date of this press release and involve a number of judgments, risks and uncertainties. We anticipate that subsequent events and developments will cause our views to change. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include our ability to demonstrate the efficacy and safety of our drug candidates; and other risks and uncertainties set forth in “Risk Factors” in our filings with the SEC, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to rely unduly upon these statements. All information in this press release is as of the date of this press release. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

Media Contact	Investor Contact
David Schull	Kevin Gardner
Russo Partners, LLC	LifeSci Advisors
David.schull@russopartnersllc.com	kgardner@lifesciadvisors.com
858-717-2310	617-283-2856

Source: Clene Inc.